The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated September 15, 2025
September , 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 1-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
Capped Accelerated Barrier Notes Linked to the Dow Jones
Industrial Average® due January 6, 2032
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a positive return based on the performance of the Dow Jones Industrial
Average®, which we refer to as the Index, up to a maximum return of at least 114.7115%, at maturity, if the Final Value
(which is determined based on the arithmetic average of the closing levels of the Index on the Ending Averaging Dates over an approximately three-month period towards the end of the term of the notes) is greater than 96.00% of the Initial
Value (which is determined based on the arithmetic average of the closing levels of the Index on the Initial Averaging
Dates over an approximately 2-week period commencing on September 12, 2025), as further described under “Key
Terms — Payment at Maturity” in this pricing supplement.
• Investors should be willing to forgo interest and dividend payments and be willing to lose a significant portion or all of their principal amount at maturity.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes are expected to price on or about September 15, 2025 and are expected to settle on or about September 18,
2025.
• CUSIP: 48136HKV9
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-4 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
—
$1,000
Total
$
—
$
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) All sales of the notes will be made to certain fee-based advisory accounts for which an affiliated or unaffiliated broker-dealer is an investment adviser. These broker-dealers will forgo any commissions related to these sales. See “Plan of Distribution (Conflicts of
Interest)” in the accompanying product supplement.
If the notes priced today, the estimated value of the notes would be approximately $988.00 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $950.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Capped Accelerated Barrier Notes Linked to the Dow Jones Industrial
Average®
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Index: The Dow Jones Industrial Average® (Bloomberg ticker:
INDU)
Maximum Return: At least 114.7115% (corresponding to a
maximum payment at maturity of at least $2,147.115 per $1,000 principal amount note) (to be provided in the pricing
supplement)
Upside Leverage Factor 1: 0.04
Upside Leverage Factor 2: 1.4485
Downside Leverage Factor: 2.00
Upper Barrier Amount: 96.00% of the Initial Value
Lower Barrier Amount: 92.00% of the Initial Value
Pricing Date: On or about September 15, 2025
Original Issue Date (Settlement Date): On or about
September 18, 2025
Initial Averaging Dates*: September 12, 2025, September 15,
2025, September 16, 2025, September 17, 2025, September
18, 2025, September 19, 2025, September 22, 2025,
September 23, 2025 and September 24, 2025
Ending Averaging Dates*: October 2, 2031, October 3, 2031,
October 6, 2031, October 7, 2031, October 8, 2031, October 9,
2031, October 10, 2031, October 13, 2031, October 14, 2031,
October 15, 2031, October 16, 2031, October 17, 2031,
October 20, 2031, October 21, 2031, October 22, 2031,
October 23, 2031, October 24, 2031, October 27, 2031,
October 28, 2031, October 29, 2031, October 30, 2031,
October 31, 2031, November 3, 2031, November 4, 2031,
November 5, 2031, November 6, 2031, November 7, 2031,
November 10, 2031, November 11, 2031, November 12, 2031,
November 13, 2031, November 14, 2031, November 17, 2031,
November 18, 2031, November 19, 2031, November 20, 2031,
November 21, 2031, November 24, 2031, November 25, 2031,
November 26, 2031, November 28, 2031, December 1, 2031,
December 2, 2031, December 3, 2031, December 4, 2031,
December 5, 2031, December 8, 2031, December 9, 2031,
December 10, 2031, December 11, 2031, December 12, 2031,
December 15, 2031, December 16, 2031, December 17, 2031,
December 18, 2031, December 19, 2031, December 22, 2031,
December 23, 2031, December 24, 2031, December 26, 2031,
December 29, 2031, December 30, 2031 and December 31,
2031
Maturity Date*: January 6, 2032
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying —
Notes Linked to a Single Underlying (Other Than a Commodity
Index)” and “General Terms of Notes — Postponement of a
Payment Date” in the accompanying product supplement
Payment at Maturity:
If the Final Value is greater than 103.00% of the Initial Value, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 × ([(Index Return – 3.00%) × Upside Leverage
Factor 2] + 0.28%)], subject to the Maximum Return
If the Final Value is equal to or less than 103.00% of the Initial
Value but greater than the Upper Barrier Amount, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 × (Index Return + 4.00%) × Upside Leverage
Factor 1]
If the Final Value is equal to or less than the Upper Barrier
Amount but greater than or equal to the Lower Barrier Amount, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 × (Index Return + 4.00%) × Downside
Leverage Factor]
If the Final Value is less than the Upper Barrier Amount but greater than or equal to the Lower Barrier Amount, you will lose
2.00% of your principal amount for every 1% that the Final
Value is below the Upper Barrier Amount, up to a loss of 8.00%.
If the Final Value is less than the Lower Barrier Amount, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Index Return)
If the Final Value is less than the Lower Barrier Amount, you will lose more than 8.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
Index Return:
(Final Value – Initial Value)
Initial Value
Initial Value: The arithmetic average of the closing levels of the
Index on the Initial Averaging Dates
Final Value: The arithmetic average of the closing levels of the
Index on the Ending Averaging Dates

PS-2 | Structured Investments
Capped Accelerated Barrier Notes Linked to the Dow Jones Industrial
Average®
Supplemental Terms of the Notes
Any values of the Index, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
Hypothetical Payout Profile
The following table illustrates the hypothetical total return and payment at maturity on the notes linked to a hypothetical Index. The
“total return” as used in this pricing supplement is the number, expressed as a percentage that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. The hypothetical total returns and payments set forth below assume the following:
• an Initial Value of 100.00;
• a Maximum Return of 114.7115%;
• an Upside Leverage Factor 1 of 0.04;
• an Upside Leverage Factor 2 of 1.4485;
• a Downside Leverage Factor of 2.00;
• an Upper Barrier Amount of 96.00 (equal to 96.00% of the hypothetical Initial Value); and
• a Lower Barrier Amount of 92.00 (equal to 92.00% of the hypothetical Initial Value).
The hypothetical Initial Value of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual Initial
Value. The actual Initial Value will be the arithmetic average of the closing levels of the Index on the Initial Averaging Dates.
The actual Final Value will be the arithmetic average of the closing levels of the Index on the Ending Averaging Dates. For historical data regarding the actual closing levels of the Index, please see the historical information set forth under “The Index” in this pricing supplement.
Each hypothetical total return or hypothetical payment at maturity set forth below is for illustrative purposes only and may not be the actual total return or payment at maturity applicable to a purchaser of the notes. The numbers appearing in the following table have been rounded for ease of analysis.
Final Value
Index Return
Total Return on the Notes
Payment at Maturity
240.00
140.00%
114.7115%
$2,147.115
220.00
120.00%
114.7115%
$2,147.115
200.00
100.00%
114.7115%
$2,147.115
190.00
90.00%
114.7115%
$2,147.115
182.00
82.00%
114.7115%
$2,147.115
180.00
80.00%
111.8145%
$2,118.145
170.00
70.00%
97.3295%
$1,973.295
160.00
60.00%
82.8445%
$1,828.445
150.00
50.00%
68.3595%
$1,683.595
140.00
40.00%
53.8745%
$1,538.745
130.00
30.00%
39.3895%
$1,393.895
120.00
20.00%
24.9045%
$1,249.045
110.00
10.00%
10.4195%
$1,104.195
105.00
5.00%
3.1770%
$1,031.770
103.00
3.00%
0.2800%
$1,002.800
101.00
1.00%
0.2000%
$1,002.000
100.00
0.00%
0.1600%
$1,001.600
97.50
-2.50%
0.0600%
$1,000.600
96.00
-4.00%
0.0000%
$1,000.000
95.00
-5.00%
-2.0000%
$980.000
92.00
-8.00%
-8.0000%
$920.000
91.99
-8.01%
-8.0100%
$919.900
90.00
-10.00%
-10.0000%
$900.000
80.00
-20.00%
-20.0000%
$800.000
70.00
-30.00%
-30.0000%
$700.000
60.00
-40.00%
-40.0000%
$600.000
50.00
-50.00%
-50.0000%
$500.000

PS-3 | Structured Investments
Capped Accelerated Barrier Notes Linked to the Dow Jones Industrial
Average®
40.00
-60.00%
-60.0000%
$400.000
30.00
-70.00%
-70.0000%
$300.000
20.00
-80.00%
-80.0000%
$200.000
10.00
-90.00%
-90.0000%
$100.000
0.00
-100.00%
-100.0000%
$0.000
How the Notes Work
Upside Scenario:
If the Final Value is greater than 103.00% of the Initial Value, investors will receive at maturity the $1,000 principal amount plus a return equal to (i) (a) the difference between the Index Return and 3.00% times (b) the Upside Leverage Factor 2 of 1.4485 plus (ii) 0.28%, up to the Maximum Return of at least 114.7115%. Assuming a hypothetical Maximum Return of 114.7115%, an investor will realize the maximum payment at maturity at a Final Value at or above 182.00% of the Initial Value.
• If the level of the Index increases 5.00% from the Initial Value to the Final Value, investors will receive at maturity a return equal to
3.177%, or $1,031.77 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × ([(5.00% – 3.00%) × 1.4485] + 0.28%)] = $1,031.77
• Assuming a hypothetical Maximum Return of 114.7115%, if the level of the Index increases 120.00% from the Initial Value to the
Final Value, investors will receive at maturity a return equal to 114.7115%, or $2,147.115 per $1,000 principal amount note.
If the Final Value is equal to or less than 103.00% of the Initial Value but greater than the Upper Barrier Amount of 96.00% of the Initial
Value, investors will receive at maturity the $1,000 principal amount plus a return equal to (a) the Index Return plus 4.00% times (b) the
Upside Leverage Factor 1 of 0.04.
• If the level of the Index increases 1.00% from the Initial Value to the Final Value, investors will receive at maturity a return equal to
0.20%, or $1,002.00 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (1.00% + 4.00%) × 0.04] = $1,002.00
Par Scenario:
If the Final Value is equal to the Upper Barrier Amount of 96.00% of the Initial Value, investors will receive at maturity the principal amount of their notes.
Downside Scenario:
If the Final Value is less than the Upper Barrier Amount of 96.00% of the Initial Value but greater than or equal to the Lower Barrier
Amount of 92.00% of the Initial Value, investors will receive at maturity a negative return equal to (i) the Index Return plus 4.00% times
(ii) the Downside Leverage Factor of 2.00 and will lose 2.00% of the principal amount of their notes for every 1% that the Final Value is below the Upper Barrier Amount, up to a loss of 8.00%.
• If the level of the Index decreases 5.00% from the Initial Value to the Final Value, investors will lose 2.00% of their principal amount and receive only $980.00 per $1,000 principal amount note at maturity, calculated as follows:
$1,000 + [$1,000 × (-5.00% + 4.00%) × 2.00] = $980.00
If the Final Value is less than the Lower Barrier Amount of 92.00% of the Initial Value, investors will lose 1% of the principal amount of their notes for every 1% that the Final Value is less than the Initial Value.
• For example, if the level of the Index declines 60.00%, investors will lose 60.00% of their principal amount and receive only
$400.00 per $1,000 principal amount note at maturity.
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.
These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

PS-4 | Structured Investments
Capped Accelerated Barrier Notes Linked to the Dow Jones Industrial
Average®
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the Final Value is less than the Upper Barrier Amount but greater than or equal to the Lower Barrier Amount, you will lose 2.00% of the principal amount of your notes for every 1% that the Final Value is below the Upper Barrier Amount, up to a loss of 8.00%. In addition, if the Final Value is less than the Lower Barrier Amount, you will lose 1% of the principal amount of your notes for every 1% that the Final Value is less than the Initial Value. Accordingly, under these circumstances, you will lose more than 8.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
• YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED TO THE MAXIMUM RETURN,
regardless of any appreciation of the Index, which may be significant.
• YOU WILL NOT KNOW THE INITIAL VALUE UNTIL AFTER THE PRICING DATE BECAUSE THE INITIAL VALUE IS
DETERMINED OVER AN APPROXIMATELY 2-WEEK PERIOD COMMENCING ON SEPTEMBER 12, 2025 —
Because the Initial Value is calculated based on the arithmetic average of the closing levels of the Index on the Initial Averaging
Dates during an approximately 2-week period from and including September 12, 2025, the Initial Value will not be determined until the last Initial Averaging Date, and, accordingly, you will not know the Initial Value until after the Pricing Date. The Initial Value may be higher than if it were based on the closing level of the Index on the Pricing Date or other Initial Averaging Dates. The level of the Index may increase on one or more Initial Averaging Dates, which will increase the Initial Value. Under these circumstances, the level above which the Final Value must reach in order for you to receive a positive return on your initial investment in the notes will be higher than if the Initial Value were the closing level of the Index on the Pricing Date.
• THE AVERAGING CONVENTION USED TO CALCULATE THE FINAL VALUE COULD LIMIT RETURNS —
Your investment in the notes may not perform as well as an investment the return of which is based solely on the performance of the Index on a single day. Your ability to earn a positive return on the notes at maturity may be limited by the averaging convention used to calculate the Final Value, especially if there is a significant decline in the closing level of the Index on one or more Ending
Averaging Dates or if there is significant volatility in the closing level of the Index during the term of the notes. Accordingly, you may not receive a positive return even if the closing level of the Index is not less than the Upper Barrier Amount on the final Ending
Averaging Date.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.

PS-5 | Structured Investments
Capped Accelerated Barrier Notes Linked to the Dow Jones Industrial
Average®
• THE BENEFIT PROVIDED BY THE UPPER BARRIER AMOUNT MAY TERMINATE ON ANY ENDING AVERAGING DATE —
If the Final Value is less than the Lower Barrier Amount, the benefit provided by the Upper Barrier Amount will terminate and you will be fully exposed to any depreciation of the Index.
• THE NOTES DO NOT PAY INTEREST.
• YOU WILL NOT RECEIVE DIVIDENDS ON THE SECURITIES INCLUDED IN THE INDEX OR HAVE ANY RIGHTS WITH
RESPECT TO THOSE SECURITIES.
• THE RISK OF THE CLOSING LEVEL OF THE INDEX FALLING BELOW THE UPPER BARRIER AMOUNT OR THE LOWER
BARRIER AMOUNT IS GREATER IF THE LEVEL OF THE INDEX IS VOLATILE.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities LLC, which we refer to as JPMS, is willing to buy the notes.
You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
• THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —
You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the
Maximum Return.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF
THE NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.

PS-6 | Structured Investments
Capped Accelerated Barrier Notes Linked to the Dow Jones Industrial
Average®
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the
Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the projected hedging profits, if any, estimated hedging costs and the level of the Index. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Index
• JPMORGAN CHASE & CO. IS CURRENTLY ONE OF THE COMPANIES THAT MAKE UP THE INDEX,
but JPMorgan Chase & Co. will not have any obligation to consider your interests in taking any corporate action that might affect the level of the Index.

PS-7 | Structured Investments
Capped Accelerated Barrier Notes Linked to the Dow Jones Industrial
Average®
The Index
The Index consists of 30 common stocks chosen as representative of the broad market of U.S. industry. For additional information about the Index, see “Equity Index Descriptions — The Dow Jones Industrial Average®” in the accompanying underlying supplement.
Historical Information
The following graph sets forth the historical performance of the Index based on the weekly historical closing levels of the Index from
January 3, 2020 through September 12, 2025. The closing level of the Index on September 12, 2025 was 45,834.22. We obtained the closing levels above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.
The historical closing levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index on any Initial Averaging Date or Ending Averaging Date. There can be no assurance that the performance of the Index will result in the return of any of your principal amount.
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of notes.
Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the notes as “open transactions”
that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax
Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the
accompanying product supplement. Assuming this treatment is respected, the gain or loss on your notes should be treated as long-
term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of notes at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the notes could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the
U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

PS-8 | Structured Investments
Capped Accelerated Barrier Notes Linked to the Dow Jones Industrial
Average®
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the notes. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes will be lower than the original issue price of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary
Market Prices of the Notes — The Estimated Value of the Notes Will Be Lower Than the Original Issue Price (Price to Public) of the
Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs

PS-9 | Structured Investments
Capped Accelerated Barrier Notes Linked to the Dow Jones Industrial
Average®
included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates.
See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value
of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-
Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “Hypothetical Payout Profile” and “How the Notes Work” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Index” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Additional Terms Specific to the Notes
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.
You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
• Underlying supplement no. 1-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.